EXHIBIT 32: Rule 13a-14(b) Certification


     The undersigned officer certifies that this report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Abcor Products, Inc.

     A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Abcor Products, Inc. and will be retained by Abcor Products, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

June 15, 2005                            /s/ Dale B. Finfrock, Jr.
                                         ----------------------------
                                         Dale B. Finfrock, Jr., Chief
                                          Executive Officer and Chief
                                          Financial Officer